                                                                   EXHIBIT 12.1


COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

                                   THE COMPANY   THE COMPANY    THE PREDECESSOR GROUP    THE COMPANY    THE COMPANY
                                   -----------   -----------   -----------------------   ------------   ------------
                                    PRO FORMA     PRO FORMA          HISTORICAL
                                   SIX MONTHS    SIX MONTHS       SIX MONTHS ENDED        PRO FORMA      PRO FORMA
                                      ENDED         ENDED             JUNE 30,            YEAR ENDED     YEAR ENDED
                                    JUNE 30,      JUNE 30,     -----------------------   DECEMBER 31,   DECEMBER 31,
                                    2002 (1)      2002 (2)        2002         2001        2001 (1)       2001 (2)
                                   -----------   -----------   ----------   ----------   ------------   ------------
Income before adjustments for
  minority interests and
  extraordinary items.............   $ 3,048(3)    $ 6,022(3)   $ 2,943      $(2,970)      $ 6,286(3)     $14,253(3)

Fixed charges:
  Interest expense...............      3,115         3,115        1,586        6,482         6,347          6,347
                                     -------       -------      -------      -------       -------        -------
Income before adjustments for
  minority interests and
  extraordinary items plus
  fixed charges..................    $ 6,163       $ 9,137      $ 4,529      $ 3,512       $12,633        $20,600
                                     =======       =======      =======      =======       =======        =======
Total fixed charges..............      3,115         3,115        1,586        6,482         6,347          6,347
                                     =======       =======      =======      =======       =======        =======

Ratio of earnings to fixed
  charges (4)....................       1.98          2.93         2.86           --(5)       1.99           3.25

Preferred share dividend
  requirements...................    $ 1,273       $ 3,182                                 $ 2,545        $ 6,364

Total fixed charges..............      3,115         3,115                                   6,347          6,347
                                     -------       -------                                 -------        -------
Total combined fixed charges
  and preferred share
  dividends......................    $ 4,388       $ 6,297                                 $ 8,892        $12,711
                                     =======       =======                                 =======        =======
Ratio of earnings to combined
  fixed charges and preferred
  share dividends (6)............       1.40          1.45           --(7)        --(7)       1.42           1.62

                                                  THE PREDECESSOR GROUP
                                   ----------------------------------------------------

                                                        HISTORICAL
                                                 YEARS ENDED DECEMBER 31,
                                   ----------------------------------------------------
                                     2001       2000       1999       1998       1997
                                   --------   --------   --------   --------   --------
Income before adjustments for
  minority interests and
  extraordinary items............   (3,179)      (905)      (595)       (46)    (2,422)

Fixed charges:
  Interest expense...............   12,273      8,217      6,840      5,600      6,814
                                   -------    -------    -------    -------    -------
Income before adjustments for
  minority interests and
  extraordinary items plus
  fixed charges..................  $ 9,094    $ 7,312    $ 6,245    $ 5,554    $ 4,392
                                   =======    =======    =======    =======    =======

Total fixed charges..............   12,273      8,217      6,840      5,600      6,814
                                   =======    =======    =======    =======    =======

Ratio of earnings to fixed
  charges(4).....................       --(5)      --(5)      --(5)      --(5)      --(5)

Preferred share dividend
  requirements...................

Total fixed charges..............

Total combined fixed charges
  and preferred share
  dividends......................

Ratio of earnings to combined
  fixed charges and preferred
  share dividends (6)............       --(7)      --(7)      --(7)      --(7)      --(7)


------------------------------
(1) Assuming 10% of the Interests in the mortgage funds are tendered for Preferred Shares and certain other transactions occurred as of the beginning of the fiscal periods presented and carried forward through the year or interim period presented. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statements of the Company.

(2) Assuming 25% of the Interests in the mortgage funds are tendered for Preferred Shares and certain other transactions occurred as of the beginning of the fiscal periods presented and carried forward through the year or interim period presented. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statements of the Company.

(3) Income from operations before adjustments for minority interests and extraordinary items does not include an incremental increase in income resulting from the $15,530 increase in cash relating to the refinancing of the Seasons of Laurel mortgage note payable which occurred in July of 2002.

(4) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. We define "earnings" as income before minority interest and extraordinary items plus fixed charges. We define "fixed charges" as interest expense including amortization of deferred financing costs.

(5) The ratio is less than "1" due to charges for participating note interest on the Seasons of Laurel subordinate note payable which was paid off in July of 2001.

(6) The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by combined fixed charges and preferred share dividends. We define "earnings" and "fixed charges" as described in Note (4) above. We define "preferred share dividends" as the amount of income that would be required to cover preferred share dividends.

(7) Historical ratios of earnings to combined fixed charges and preferred share reflect payments for preferred share dividends have not been presented since the historical presentation does not reflect payments for preferred share dividends.

   COMPUTATIONS OF RATIOS OF "ADJUSTED" EARNINGS TO FIXED CHARGES AND
         COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
                        (DOLLARS IN THOUSANDS)

                                   THE COMPANY   THE COMPANY    THE PREDECESSOR GROUP    THE COMPANY    THE COMPANY
                                   -----------   -----------   -----------------------   ------------   ------------
                                    PRO FORMA     PRO FORMA          HISTORICAL
                                   SIX MONTHS    SIX MONTHS       SIX MONTHS ENDED        PRO FORMA      PRO FORMA
                                      ENDED         ENDED             JUNE 30,            YEAR ENDED     YEAR ENDED
                                    JUNE 30,      JUNE 30,     -----------------------   DECEMBER 31,   DECEMBER 31,
                                    2002 (1)      2002 (2)        2002         2001        2001 (1)       2001 (2)
                                   -----------   -----------   ----------   ----------   ------------   ------------
Income before adjustments for
  minority interests and
  extraordinary items............    $ 3,048(3)    $ 6,022(3)   $ 2,943      $(2,970)      $ 6,286(3)     $14,253(3)
Add:
  Fixed charges..................      3,115         3,115        1,586        6,482         6,347          6,347
  Depreciation expense...........      2,215         2,215        2,215        2,826         5,603          5,603
  Asset management fee
    (subordinate)................        338           338           --           --           675            675

Deduct:
  Capital expenditures...........       (945)         (945)      (1,190)        (701)         (732)          (732)
                                     -------       -------      -------      -------       -------        -------
Income before adjustments for
  minority interests and
  extraordinary items plus
  fixed charges..................    $ 7,771       $10,745      $ 5,554      $ 5,637       $18,179        $26,146
                                     =======       =======      =======      =======       =======        =======
Total fixed charges..............      3,115         3,115        1,586        6,482         6,347          6,347
                                     =======       =======      =======      =======       =======        =======

Ratio of "adjusted" earnings to
  fixed charges (4)(5)...........       2.49          3.45         3.50           --(6)       2.86           4.12

Preferred share dividend
  requirements...................    $ 1,273       $ 3,182                                 $ 2,545        $ 6,364

Total fixed charges..............      3,115         3,115                                   6,347          6,347
                                     -------       -------                                 -------        -------
Total combined fixed charges and
  preferred share dividends......    $ 4,388       $ 6,297                                 $ 8,892        $12,711
                                     =======       =======                                 =======        =======

Ratio of "adjusted" earnings to
  combined fixed charges and
  preferred share
  dividends (4)(7)...............       1.77          1.71           --(8)        --(8)       2.04           2.06

                                                  THE PREDECESSOR GROUP
                                   ----------------------------------------------------

                                                        HISTORICAL
                                                 YEARS ENDED DECEMBER 31,
                                   ----------------------------------------------------
                                     2001       2000       1999       1998       1997
                                   --------   --------   --------   --------   --------
Income before adjustments for
  minority interests and
  extraordinary items............  $(3,179)   $  (905)   $  (595)   $   (46)   $(2,422)
Add:
  Fixed charges..................   12,273      8,217      6,840      5,600      6,814
  Depreciation expense...........    4,751      5,011      5,700      6,017      6,197
  Asset management fee
    (subordinate)................       --         --         --         --         --

Deduct:
  Capital expenditures...........     (732)    (2,959)    (2,190)    (2,492)    (2,750)
                                   -------    -------    -------    -------    -------
Income before adjustments for
  minority interests and
  extraordinary items plus
  fixed charges..................  $13,113    $ 9,364    $ 9,755    $ 9,079    $ 7,839
                                   =======    =======    =======    =======    =======
Total fixed charges..............   12,273      8,217      6,840      5,600      6,814
                                   =======    =======    =======    =======    =======

Ratio of "adjusted" earnings to
  fixed charges (4)(5)...........     1.07       1.14       1.43       1.62       1.15

Preferred share dividend
  requirements...................

Total fixed charges..............

Total combined fixed charges and
  preferred dividends............

Ratio of "adjusted" earnings to
  combined fixed charges and
  preferred share
  dividends (4)(7)...............       --(8)      --(8)      --(8)      --(8)      --(8)

------------------------------
(1) Assuming 25% of the Interests in the mortgage funds are tendered for Preferred Shares and certain other transactions occurred as of the beginning of the fiscal periods presented and carried forward through the year or interim period presented. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statements of the Company.

(2) Assuming 25% of the Interests in the mortgage funds are tendered for Preferred Shares and certain other transactions occurred as of the beginning of the fiscal periods presented and carried forward through the year or interim period presented. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statements of the Company.

(3) Income before adjustments for minority interests and extraordinary loss does not include an incremental increase in income resulting from the $15,530 increase in cash relating to the refinancing of the Seasons of Laurel mortgage note payable which occurred in July of 2002.

(4) We are presenting the ratios of "adjusted" earnings to fixed charges and "adjusted" earnings to combined fixed charges and preferred share dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends. We believe that the "adjusted" earnings ratios provide an appropriate measure of cash that will be available for payment of fixed charges and preferred share dividends requirements.

(5) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted " earnings by fixed charges. We defined "adjusted " earnings as income before minority interest and extraordinary items plus fixed charges, depreciation and subordinate asset management fees less capital expenditures, and "fixed charges " as interest expense including amortization of deferred financing costs.

(6) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel note payable which was paid off in July of 2001.

(7) The ratio of "adjusted" earnings to combined fixed charges and preferred share dividends was computed by dividing "adjusted" earnings by combined fixed charges and preferred share dividends. We define "adjusted earnings" and "fixed charges" as described in Note (5) above. We define "preferred share dividends" as the amount of income that would be required to cover preferred share dividends.

(8) Historical ratio of "adjusted" earnings to combined fixed charges and preferred share dividends has not been presented since the historical presentation does not reflect payments for preferred share dividends.